Exhibit 99.2

Innovative Payment Solutions, Inc. Launches Beyond Wallet, Its New App Enabling Customers to Send Cash to Mexico

CARMEL by the Sea, CA, September 13, 2021 - Innovative Payment Solutions, Inc. (OTCQB: IPSI) (“Innovative,” “IPSI,” or the “Company”), a next generation digital wallet ecosystem company, announces today the soft launch of its new e-wallet app, Beyond Wallet, which the Company acquired via its newly formed, wholly-owned subsidiary Beyond Fintech, Inc. Beyond Wallet allows the Company’s customers, who utilize the app, to send cash from the United States to Mexico, the third largest market in the world for remittance transactions representing approximately $43B.

Beyond Wallet is an app that includes an e-Wallet which enables users to use a Visa debit card, and provides users with the ability to send remittances to Mexico. This soft launch of Beyond Wallet’s e-Wallet and App is the first step toward positioning IPSI on the path to becoming an international blockchain-secured digital neobank.

William Corbett, CEO of Innovative Payment Solutions, Inc. commented, "The launch of Beyond Wallet is a key milestone for the Company, providing us access to Mexico, the third largest remittance market in the world, and marks significant progress in our efforts to penetrate three of the top four global remittance markets, including India, Mexico and the Philippines. Our new subsidiary, Beyond Fintech, Inc., will be focused on modernizing the electronic payment industry, lowering barriers for the unbanked and underserved in the state of California and the US, while also reducing the costs of remittance for these customers. The Beyond Wallet offering provides us with key technology to achieve these goals.”

The Beyond Wallet application is available in the Apple App Store here and Google Play App Store here.

About Innovative Payment Solutions, Inc

Innovative Payment Solutions, Inc. strives to offer cutting edge digital payment solutions for consumers and service providers. Innovative Payment Solutions Inc.’s ecosystem will span multiple devices such as self-service kiosks, mobile applications and POS terminals offering alternative payment methods to meet the needs of consumers and service providers. For more information, please visit https://www.investor.ipsipay.com/investor-deck.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate, “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the or the negative of these terms or other comparable terminology and include statements regarding the annual meeting and information regarding the planned ecosystem. These forward-looking statements are based on expectations and assumptions as of the date of the press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to accelerate and expand the late-stage development of our digital platform, our ability to roll out later this summer of our all-in-one solution as planned, our ability to launch our kiosks rollout program in Southern California as previously planned before COVID-19, our ability to position the Company for future profitability, the duration and scope of the COVID-19 outbreak worldwide, including the impact to the economy in California and Mexico, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

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